Exhibit 99.1

Diodes Incorporated Reports Third Quarter Fiscal 2025 Financial Results

Continues Double Digit Year-over-Year Growth and over 12% YTD Growth over Prior Year Period

Plano, Texas – November 6, 2025 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today reported its financial results for the third quarter ended September 30, 2025.

Third Quarter Highlights

•
Revenue was $392.2 million, compared to $350.1 million in the third quarter 2024 and $366.2 million in the prior quarter;
•
GAAP gross profit was $120.5 million, compared to $118.0 million in the same quarter a year ago and $115.3 million in the prior quarter;
•
GAAP gross profit margin was 30.7 percent, compared to 33.7 percent in the third quarter of 2024 and 31.5 percent in the prior quarter;
•
GAAP net income was $14.3 million, compared to GAAP net income of $13.7 million in the same quarter a year ago and GAAP net income of $46.1 million last quarter;
•
Non-GAAP adjusted net income was $17.2 million, compared to $20.1 million in the same quarter a year ago and $15.0 million in the prior quarter;
•
GAAP EPS was $0.31 per diluted share, compared to GAAP EPS of $0.30 per diluted share in the third quarter of 2024 and GAAP EPS of $0.99 per share in the prior quarter;
•
Non-GAAP EPS was $0.37 per diluted share, compared to $0.43 per diluted share in the same quarter a year ago and $0.32 per diluted share in the prior quarter;
•
Excluding $5.4 million, net of tax, non-cash share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.12 per diluted share;
•
EBITDA was $46.6 million, or 11.9 percent of revenue, compared to $46.9 million, or 13.4 percent of revenue during the same quarter last year and $84.5 million, or 23.1 percent of revenue in the prior quarter;
•
Achieved $79.1 million cash flow from operations and $62.8 million of free cash flow, including $16.3 million of capital expenditures. Net cash flow was a positive $59.3 million; and
•
Free cash flow per share was $1.35 for the quarter and $4.02 per share for the trailing twelve months, approaching the historical high of $4.34 per share in 2021.

Commenting on the results, Gary Yu, President and CEO of Diodes, stated, “Revenue in the quarter increased 7% sequentially and 12% year-over-year driven by strong demand across the general computing market, including for AI-related server applications as well as data center and edge computing. Our global point of sales (POS) increased the strongest in Asia followed by North America. Additionally, our channel inventory is at healthy levels, decreasing again this quarter in terms of dollars and weeks with overall inventory dollars decreasing over 25% from peak levels.

“Even though the rate of recovery in the automotive and industrial markets continues to be slower than expected, revenue increased both sequentially and year-over-year in both of these end markets. When coupled with the computing market growing the strongest along with consumer also increasing sequentially, product mix unfavorably weighed on gross margin during the quarter. Future margin expansion will be driven by ongoing improvements in product mix as the pace of recovery accelerates in our higher-margin automotive and industrial end markets combined with increased new product introductions in all target markets as well as improved loading across our manufacturing facilities.

“At the mid-point of our fourth quarter guidance, we expect to achieve approximately 12% growth for the full year. Looking forward, we are gaining increasing confidence in broader demand improvements in the automotive and industrial markets. Diodes is gaining increasing market share in the automotive market with new programs scheduled to launch early next year combined with increasing content in industrial applications like AI robotics, power management, medical and factory automation.”

Third Quarter 2025

Revenue for third quarter 2025 was $392.2 million, compared to $350.1 million in the third quarter 2024 and $366.2 million in the second quarter 2025.

GAAP gross profit for the second quarter 2025 was $120.5 million, or 30.7 percent of revenue, compared to $118.0 million, or 33.7 percent of revenue, in the third quarter of 2024 and $115.3 million, or 31.5 percent of revenue, in the second quarter 2025.

GAAP operating expenses for third quarter 2025 were $108.9 million, or 27.8 percent of revenue, and on a non-GAAP basis were $103.1 million, or 26.3 percent of revenue, which excludes $5.9 million acquisition-related intangible asset cost. GAAP operating expenses in the third quarter 2024 were $96.1 million, or 27.5 percent of revenue and in the second quarter 2025 were $105.9 million, or 28.9 percent of revenue.

Third quarter 2025 GAAP net income was $14.3 million, or $0.31 per diluted share, compared to GAAP net income in the third quarter 2024 of $13.7 million, or $0.30 per diluted share and GAAP net income in the second quarter 2025 of $46.1 million, or $0.99 per diluted share.

Third quarter 2025 non-GAAP adjusted net income was $17.2 million, or $0.37 per diluted share, which excluded, net of tax, $4.8 million of acquisition-related intangible asset amortization cost and $1.9 million of unrealized gain on investments. This compares to non-GAAP adjusted net income of $20.1 million, or $0.43 per diluted share, in the third quarter 2024 and $15.0 million, or $0.32 per diluted share, in the second quarter 2025.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Note: Throughout this release, we refer to “net income/loss attributable to common stockholders” as “net income/loss.”

Three Months Ended
September 30, 2025
GAAP net income	$14,278

Diluted earnings per share (per-GAAP)	$0.31

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	4,813

Unrealized gain on investments	(1,913)

Non-GAAP adjusted net income	$17,178

Non-GAAP diluted earnings per share	$0.37

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in third quarter 2025 GAAP and non-GAAP adjusted net income was approximately $5.4 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.12 per share for the third quarter 2025, compared to $0.13 per share in the third quarter 2024 and $0.10 for the second quarter 2025.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in the third quarter 2025 was $46.6 million, or 11.9 percent of revenue, compared to $46.9 million, or 13.4 percent of revenue, in the third quarter 2024 and $84.5 million, or 23.1 percent of revenue, in the second quarter 2025. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For the third quarter 2025, net cash provided by operating activities was $79.1 million. Net cash flow was positive $59.3 million. Free cash flow (a non-GAAP measure) was $62.8 million, which includes $16.3 million of capital expenditures.

Balance Sheet

As of September 30, 2025, the Company had approximately $392 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $58 million and working capital was approximately $890 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-Q for the quarter ending September 30, 2025.

Business Outlook

Gary Yu further commented, “For the fourth quarter of 2025, we expect revenue to be approximately $380 million, plus or minus 3 percent, representing 12 percent over the prior year period at the mid-point, which will be the fifth consecutive quarter of year-over-year growth. GAAP gross margin is expected to be 31.0 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 27.0 percent of revenue, plus or minus 1 percent. We expect net interest income to be approximately $1.0 million. Our income tax rate is expected to be 18.5 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.4 million.”

Amortization of acquisition-related intangible assets of $4.8 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Thursday, November 6, 2025 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its third quarter financial results. Investors and analysts may join the conference call by dialing 1-800-715-9871 using the passcode 2194474; international callers may join the teleconference by dialing +1-646-307-1963 and using the same passcode. A telephone replay of the call will be made available approximately two hours after the call and will remain available until November 13, 2025 at midnight Central Time. The replay number is 1-877-344-7529 with an access code of 7626639 followed by the # key. International callers should dial +1-412-317-0088 and enter the same pass code at the prompt followed by the # key.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific products and solutions-focused sales, coupled with global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-volume, high-growth markets. For more information, visit www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the fourth quarter of 2025, we expect revenue to be approximately $380 million plus or minus 3 percent; we expect GAAP gross margin to be 31.0 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 27.0 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest income to be approximately $1.0 million; we expect our income tax rate to be 18.5 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.4 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2025 Diodes Incorporated. All Rights Reserved.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Vice President, Corporate Marketing & IR	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$392,170	$350,079	$1,090,495	$971,822
Cost of goods sold	271,682	232,071	749,989	646,844
Gross profit	120,488	118,008	340,506	324,978

Operating expenses
Selling, general and administrative	60,498	59,388	178,667	171,590
Research and development	41,861	33,691	121,025	100,844
Amortization of acquisition-related intangible assets	5,850	3,833	17,513	11,497
Loss (Gain) on disposal of fixed assets	699	(571)	700	(5,525)
Restructuring charge	9	(211)	343	8,039
Other operating expense (income)	(1)	1	1	-
Total operating expense	108,916	96,131	318,249	286,445

Income from operations	11,572	21,877	22,257	38,533

Other income (expense)
Interest income	8,487	4,532	21,324	13,383
Interest expense	(503)	(456)	(1,476)	(1,840)
Foreign currency (loss) gain, net	(3,328)	(4,423)	(9,943)	(2,652)
Unrealized gain on investments	2,391	(3,410)	28,004	1,310
Impairment of equity investment	-	-	(5,817)	-
Gain on disposal of subsidiary	-	-	13,730	-
Other income	413	682	1,409	1,678
Total other income (expense)	7,460	(3,075)	47,231	11,879

Income before income taxes and noncontrolling interest	19,032	18,802	69,488	50,412
Income tax provision	3,555	3,619	12,638	9,799
Net income	15,477	15,183	56,850	40,613
Less net income attributable to noncontrolling interest	(1,199)	(1,438)	(911)	(4,830)
Net income attributable to common stockholders	$14,278	$13,745	$55,939	$35,783

Earnings per share attributable to common stockholders:
Basic	$0.31	$0.30	$1.21	$0.78
Diluted	$0.31	$0.30	$1.20	$0.77
Number of shares used in earnings per share computation:
Basic	46,383	46,331	46,384	46,166
Diluted	46,437	46,442	46,454	46,378

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2025:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$14,278

Diluted earnings per share (per-GAAP)				$0.31

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	5,850		(1,037)	4,813

Unrealized gain on investments		(2,391)	478	(1,913)

Non-GAAP adjusted net income				$17,178

Diluted shares used in computing earnings per share				46,437

Non-GAAP diluted earnings per share				$0.37

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $5.4 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.12 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$13,745

Diluted earnings per share (per-GAAP)				$0.30

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,833		(703)	3,130

Acquisition related cost	765		(161)	604

Restructuring charge	(211)		54	(157)

Non-cash mark-to-market investment value adjustments		3,411	(682)	2,729

Non-GAAP adjusted net income				$20,051

Diluted shares used in computing earnings per share				46,442

Non-GAAP diluted earnings per share				$0.43

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $5.9 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.13 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2025:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$55,939

Diluted earnings per share (per-GAAP)				$1.20

Adjustments to reconcile GAAP net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	17,513		(3,102)	14,411

Acquisition related cost	248		(52)	196

Restructuring charge	334		(54)	280

Impairment of equity investment		5,817	(968)	4,849

Gain of disposal of subsidiary		(13,681)	988	(12,693)

Unrealized gain on investments		(28,004)	5,934	(22,070)

Board member retirement	117		(25)	92

Non-GAAP adjusted net income				$41,004

Diluted shares used in computing earnings per share				46,454

Non-GAAP diluted earnings per share				$0.88

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $15.0 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.32 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$35,783

Diluted earnings per share (per-GAAP)				$0.77

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	11,497		(2,109)	9,388

Officer retirement	644		(135)	509

Acquisition related cost	765		(161)	604

Restructuring charge	8,039	789	(1,741)	7,087

Non-cash mark-to-market investment value adjustments		(1,310)	262	(1,048)

Insurance recovery for manufacturing facility	(4,804)		961	(3,843)

Non-GAAP adjusted net income				$48,480

Diluted shares used in computing earnings per share				46,378

Non-GAAP diluted earnings per share				$1.05

Note: Included in GAAP and non-GAAP income was approximately $12.7 million and $12.1 million respectively, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP diluted earnings per share would have improved by $0.29 per share and non-GAAP diluted earnings per share would have improved by $0.27 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Board member retirement – The Company excluded costs related to the retirement of a board member. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

Acquisition related costs – The Company excluded expenses associated with previous acquisitions of that typically consist of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Insurance recovery for manufacturing facility – The Company recorded gains related to insurance recovery for a manufacturing facility in Asia. The Company believes the exclusion of the insurance recovery provides investors with a more accurate reflection of the continuing operations of the Company and facilitates comparisons with the results of other periods which may not reflect such gains.

Unrealized gain on investments – The Company excluded unrealized mark-to-market adjustments on various equity related investments. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Restructuring charge – The Company recorded restructuring charges related to various locations. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Gain of disposal of subsidiary– The Company excluded the gain on the disposal of a subsidiary. The Company believes this is not reflective of the ongoing operations and exclusion of this item provides investors an enhanced view of the Company’s operating results.

Impairment of equity investment– The Company excluded the impairment on equity investment. The Company believes this is not reflective of the ongoing operations and exclusion of this item provides investors an enhanced view of the Company’s operating results.

Non-cash mark-to-market investment adjustments – The Company excluded mark-to-market adjustments on various equity related investments. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Officer retirement – The Company excluded costs related to the retirement of two executives. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the third quarter of 2025 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the third quarter of 2025, FCF was $62.8 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	September 30,
	2025	2024
Net income (per-GAAP)	$14,278	$13,745
Plus:
Interest expense, net	(7,984)	(4,076)
Income tax provision	3,555	3,619
Depreciation and amortization	36,711	33,650
EBITDA (non-GAAP)	$46,560	$46,938

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited) (In thousands, except share and per share data)

DIODES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)
	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$376,587	$308,671
Restricted Cash	5,460	6,053
Short-term investments	9,807	7,464
Accounts receivable, net of allowances of $4,169 and $7,799 at September 30, 2025 and December 31, 2024, respectively	303,813	325,517
Inventories	470,912	474,948
Prepaid expenses and other	106,931	101,500
Total current assets	1,273,510	1,224,153
Property, plant and equipment, net	657,413	684,259
Deferred income tax	54,511	51,974
Goodwill	183,144	181,555
Intangible assets, net	50,264	67,397
Other long-term assets	250,949	176,943
Total assets	$2,469,791	$2,386,281

Liabilities
Current liabilities:
Line of credit	$33,167	$31,429
Accounts payable	146,910	133,765
Accrued liabilities	175,235	186,576
Income tax payable	23,726	22,730
Current portion of long-term debt	4,758	1,096
Total current liabilities	383,796	375,596
Long-term debt, net of current portion	20,097	19,563
Deferred tax liabilities	11,223	6,953
Unrecognized tax benefits	24,646	24,646
Other long-term liabilities	82,608	90,576
Total liabilities	522,370	517,334

Commitments and contingencies

Stockholders' equity	-	-
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,383,277 and 46,332,891, issued and outstanding at September 30, 2025 and December 31, 2024, respectively	37,257	37,083
Additional paid-in capital	531,433	523,744
Retained earnings	1,775,237	1,719,298
Treasury stock, at cost, 9,499,364 and 9,288,420 shares held at September 30, 2025 and December 31, 2024	(348,104)	(338,100)
Accumulated other comprehensive loss	(106,669)	(146,724)
Total stockholders' equity	1,889,154	1,795,301
Noncontrolling interest	58,267	73,646
Total equity	1,947,421	1,868,947
Total liabilities and stockholders' equity	$2,469,791	$2,386,281